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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

      BE Aerospace, Inc.
      BE Aerospace (USA), Inc.
      BE Aerospace Netherlands BV
      Royal Inventum, BV
      BE Aerospace (Sales & Services) BV
      BE Aerospace (UK) Holdings Limited
      BE Aerospace Services, Ltd.
      Flight Equipment and Engineering Limited
      BE Aerospace (UK) Limited
      AFI Holdings Ltd.
      Fort Hill Aircraft Ltd.
      CE Taylor (B/E) UK Limited
      C.F. Taylor (Wales) Ltd.
      B/E Aerospace Services, Inc.
      B/E Advanced Thermal Technologies, Inc.
      Acurex Corporation
      BE Aerospace International Ltd.
      Nordskog Industries, Inc.
      Burns Aerospace (SARL)
      B/E Oxygen Systems Company
      BE Intellectual Property, Inc.
      Aerospace Lighting Corporation
      SMR Technologies, Inc.
      Flight Structures, Inc.
      BE Aerospace Canada, Inc.
      B/E Aerospace (Canada) Company
      BE Aerospace (France) SARL